UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Welcome to e-Merger News
Of course it’s the talk of employees at every coffee machine, in every break room and at every lunch table across the BellSouth region. What will the announced merger between BellSouth and the new AT&T mean to our company — to me?
This new electronic employee publication, e-Merger News, is designed to help answer questions and clarify issued related to the merger. As information becomes available, we will provide it to you through e-Merger News.

     The issue: Merging corporate cultures
BellSouth has a long and well-respected tradition of providing outstanding service to its customers, its communities and its employees. It also has strong ideas about where the telecom business is going, what products and services our customers are going to need, and how to best use our resources to meet those needs.
The concept of combining our heritage and our vision with those of another company leaves customers, communities and employees alike wondering how we can protect and maintain the relationships, the reputation and the business objectives we’ve worked so hard to develop. In short, we want to know, “How does AT&T’s corporate culture line up with ours?”
1

     Why is this important?
•	Key to any corporate merger is the ability of the two organizations to combine their cultures successfully.

•	We owe it to our customers and the communities in which we live and work to make sure they continue to reap the benefits that being associated with BellSouth has afforded them.
2

     Where do we stand?
As information about the announced merger has unfolded over the last week, we’ve had the opportunity to learn more about how AT&T’s philosophies line up with BellSouth’s.
Randall Stephenson, AT&T’s chief operating officer (COO), makes these points about our companies’ cultural alignment:
•	We share the same heritage.

•	We have the same vision regarding community service and contributions.

•	We share the priority of valuing employees at all levels.

•	We have the same vision regarding the wireless and directory businesses — and we already are partners in both, through Cingular Wireless and YELLOWPAGES.COM.

•	We have the same vision for broadband.

PRIVATE/PROPRIETARY: No disclosure outside BellSouth except by written agreement.

continued

     Where do we stand? continued
•	We face the same issues and share the same positions on providing video service and on competing with cable companies.

•	The common thread of focusing on providing reliable service runs through both.
Stephenson also makes these points about our current relationship:
•	We’ve already made some bold decisions together through our highly successful joint ventures, Cingular Wireless and YELLOWPAGES.COM.

•	Our chairmen have a good working relationship.

•	AT&T (then SBC) exhibited its commitment to BellSouth and its customers through its efforts in the aftermath of Hurricane Katrina.
BellSouth Chief Operating Officer Mark Feidler, who was Cingular’s COO when Stephenson was its chairman, adds these similarities:
•	BellSouth and AT&T have chosen the same vendors for broadband services.

•	We’ve successfully managed both Cingular Wireless and YELLOWPAGES.COM on a 50/50 basis.

•	Our chief technology officers have served together on standard-setting bodies for broadband, DSL and fiber deployment.

•	We compete against the same wireless and cable companies.
“We’re more similar than we’re different,” concludes Feidler.
3

     The bottom line: Preserving our culture
As employees, it’s up to us to make sure the BellSouth way of doing business — whether it’s providing reliable service, promoting our products and services, developing innovative ways to meet our customer’s needs, or volunteering in our communities — carries on through the merger and beyond. The heritage and the values we share with AT&T place us in a unique position to do just that.
4
NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K files with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.
Note to supervisors: Please print this document and share it with the employees in your organization who do not have e-mail or intranet access.
Feedback and questions: To ensure we’re meeting your communications needs, please let us know how we can make e-Merger News more useful for you. Also, please let us know of any questions you may have about this material, and we will provide you with a timely response.
Direct your feedback and questions to NewsSource@bellsouth.com and include “BellSouth-AT&T Merger” in the subject line.
PRIVATE/PROPRIETARY: No disclosure outside BellSouth except by written agreement.